Ex 99.1
Tupperware Brands Announces Receipt of Notice of Non-Compliance with NYSE Continued Listing Requirements

ORLANDO, Fla. June 7, 2023 (BUSINESS WIRE) – Tupperware Brands Corporation (NYSE: TUP) (“Tupperware” or the “Company”) announced today that it received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) on June 1, 2023 indicating the Company is not in compliance with Sections 802.01B and 802.01C of the NYSE Listed Company Manual because (i) the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its last reported stockholders’ equity was less than $50 million, and (ii) the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period. The Notice has no immediate effect on the listing of the common stock on the NYSE, subject to the Company’s compliance with the NYSE’s other continued listing requirements.

Tupperware plans to notify the NYSE within 10 business days of its receipt of the Notice that it intends to bring the Company into compliance with these listing standards within the required cure periods.

Market Capitalization Standard
In accordance with applicable NYSE procedures related to Section 802.01B, the Company has 45 days from receipt of the Notice to submit a business plan advising the NYSE of the definitive action(s) the Company has taken or is taking to regain compliance with the listing standard, taking into consideration the additional stock price deficiency. If the NYSE approves the Company’s business plan, the Company’s shares will continue to be listed and traded on the NYSE during the 18-month cure period, subject to its compliance with other NYSE continued listing standards. The Company will be subject to quarterly monitoring by the NYSE for compliance with the business plan.

Stock Price Standard
Under Section 802.01C, the Company has six months following receipt of the Notice to regain compliance with the listing standard. Compliance can be achieved if on the last trading day of any calendar month during the cure period (or the last trading day of the cure period) the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the prior 30 trading-day period.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company’s ability to regain compliance with the NYSE’s continued listing standards, the Company’s ability to cure its global market capitalization deficiency, and the Company’s ability to cure its stock price deficiency. Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether the NYSE will approve the Company’s business plan, whether the Company will successfully implement the business plan, and other risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website. The Company does not intend to update forward-looking information unless otherwise required by law.

About Tupperware Brands Corporation

Tupperware Brands Corporation (NYSE: TUP) is a leading global consumer products company that designs innovative, functional and environmentally responsible products that people love and trust. Founded in 1946, Tupperware's signature container created the modern food storage category that revolutionized the way the world stores, serves and prepares food. Today, this iconic brand has more than 8,500 functional design and utility patents for solution-oriented kitchen and home products. With a purpose to nurture a better future, Tupperware® products are an alternative to single-use items. The Company distributes its products into nearly 70 countries, primarily through independent representatives around the world. For more information, visit Tupperwarebrands.com or follow Tupperware on Facebook, Instagram, LinkedIn and Twitter.

Investors: Patrick Baumann, CFA, media@tupperware.com, (863) 282-1643
Media: media@tupperware.com